EXHIBIT 1.2

                                PRICING AGREEMENT
                                 March 20, 2000


Edward D. Jones & Co., L.P.
12555 Manchester Road
St. Louis, MO 63131

Ladies and Gentlemen:

         Protective Life Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 20, 2000 (the "Underwriting Agreement"), to issue and sell to Edward D. Jones & Co., L.P. (the "Underwriter") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of the Underwriter of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the time and place and at the purchase price to the Underwriter set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriter and the Company.

                                                     Very truly yours,

1128702.04

                                                     PROTECTIVE LIFE CORPORATION


                                                       By: /s/ Richard J. Bielen

                                                         Name: Richard J. Bielen
                                       Title: Senior Vice President, Investments


Accepted as of the date hereof:

EDWARD D. JONES & CO., L.P.


By: /s/ Bret Kimes
         Authorized Signatory

                                   SCHEDULE I

                                                                Principal Amount
                                                        of Designated Securities

Underwriter                                                      to be Purchased

Edward D. Jones & Co., L.P.                                         $125,000,000


Total......................................... ..........           $125,000,000



1128702.04                                         3

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                                  SCHEDULE II-A


Title of Designated Securities:

   8.00% Senior Notes due July 1, 2010

Aggregate Principal Amount:

   $50,000,000

Price to Public:

   Initially at 100% of the principal amount of the Designated Securities, and thereafter at varying prices related to prevailing market prices at time of resale

Purchase Price by Underwriters:

   97.90% of the principal amount of the Designated Securities,

Specified Funds for Payment of Purchase Price:

   Immediately Available Funds payable to the Company's bank account at:

            AmSouth Bank NA

            Birmingham, Alabama

            RT: 062000019
            for: Protective Life Corporation
                   2801 Highway 280 South
                   Birmingham, Alabama
                   Account #: 224383
                   Attn: Charles Evers

Indenture:

   Indenture dated June 1, 1994, between the Company and The Bank of New York, as Trustee, as supplemented by Supplemental Indenture No. 6 dated March 20, 2000

Maturity:

   July 1, 2010

Interest Rate:

   8.00%

Interest Payment Dates:

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




   January 1 and July 1


Redemption Provisions:

   The Designated Securities may be redeemed in whole or in part at the option of the Company, on or after April 1, 2003, at a redemption price equal to the 100% of the principal amount thereof, plus accrued interest to the date of redemption.

   The Designated Securities may be redeemed in whole or in part, in integral multiples of $1,000 principal amount, at the option of the representative of any deceased owner, subject to the limitations described in the Prospectus Supplement and Supplemental Indenture No. 6, at a redemption price equal to the 100% of the principal amount thereof, plus accrued interest to the date of redemption.

Sinking Fund Provisions:

   No sinking fund provisions

Defeasance Provisions:

   The provisions of Section 4.4 of the Indenture shall apply to the notes. The provisions of Section 4.5 of the Indenture shall apply to the notes with respect of the covenants specified in said Section 4.5 and the covenants set forth in Section 2.5 of Supplemental Indenture No. 6.

Time of Delivery:

   9:00 am, central standard time, March 23, 2000

Closing Location:

the offices of:
         Bryan Cave LLP
         One Metropolitan Square
         211 North Broadway, Suite 3600
         St. Louis, MO  63122

Names and Addresses of Representatives:

   Edward D. Jones & Co., L.P.
   12555 Manchester Road
   St., Louis, MO  63131


1139336.02                                         2

                                  SCHEDULE II-B


Title of Designated Securities:

   8.10% Notes due August 1, 2015

Aggregate Principal Amount:

   $40,000,000

Price to Public:

   Initially at 100% of the principal amount of the Designated Securities, and thereafter at varying prices related to prevailing market prices at time of resale

Purchase Price by Underwriters:

   97.65% of the principal amount of the Designated Securities,

Specified Funds for Payment of Purchase Price:

   Immediately Available Funds payable to the Company's bank account at:

            AmSouth Bank NA

            Birmingham, Alabama

            RT: 062000019
            for: Protective Life Corporation
                   2801 Highway 280 South
                   Birmingham, Alabama
                   Account #: 224383
                   Attn: Charles Evers

Indenture:

   Indenture dated June 1, 1994, between the Company and The Bank of New York, as Trustee, as supplemented by Supplemental Indenture No. 6 dated March 20, 2000

Maturity:

   August 1, 2015

Interest Rate:

   8.1%

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



Interest Payment Dates:

   February 1 and August 1

Redemption Provisions:

   The Designated Securities may be redeemed in whole or in part at the option of the Company, on or after April 1, 2003, at a redemption price equal to the 100% of the principal amount thereof, plus accrued interest to the date of redemption.

   The Designated Securities may be redeemed in whole or in part, in integral multiples of $1,000 principal amount, at the option of the representative of any deceased owner, subject to the limitations described in the Prospectus Supplement and Supplemental Indenture No. 6, at a redemption price equal to the 100% of the principal amount thereof, plus accrued interest to the date of redemption.

Sinking Fund Provisions:

   No sinking fund provisions

Defeasance Provisions:

   The provisions of Section 4.4 of the Indenture shall apply to the notes. The provisions of Section 4.5 of the Indenture shall apply to the notes with respect of the covenants specified in said Section 4.5 and the covenants set forth in Section 2.5 of Supplemental Indenture No. 6.

Time of Delivery:

   9:00 am, central standard time, March 23, 2000

Closing Location:

the offices of:
         Bryan Cave LLP
         One Metropolitan Square
         211 North Broadway, Suite 3600
         St. Louis, MO  63122

Names and Addresses of Representatives:

   Edward D. Jones & Co., L.P.
   12555 Manchester Road
   St., Louis, MO  63131



1139336.02                                         4

                                  SCHEDULE II-C


Title of Designated Securities:

   8.25% Notes due October 1, 2030

Aggregate Principal Amount:

   $35,000,000

Price to Public:

   Initially at 100% of the principal amount of the Designated Securities, and thereafter at varying prices related to prevailing market prices at time of resale

Purchase Price by Underwriters:

   96.85% of the principal amount of the Designated Securities,

Specified Funds for Payment of Purchase Price:

   Immediately Available Funds payable to the Company's bank account at:

             AmSouth Bank NA

             Birmingham, Alabama

             RT: 062000019
             for: Protective Life Corporation
                    2801 Highway 280 South
                    Birmingham, Alabama
                    Account #: 224383
                    Attn: Charles Evers

Indenture:

   Indenture dated June 1, 1994, between the Company and The Bank of New York, as Trustee, as supplemented by Supplemental Indenture No. 6 dated March 20, 2000

Maturity:

   October 1, 2030

Interest Rate:

   8.25%

Interest Payment Dates:

1139336.02                                         5

   April 1 and October 1

Redemption Provisions:

The Designated Securities may be redeemed in whole or in part at the option of the Company, on or after April 1, 2005, at a redemption price equal to the 100% of the principal amount thereof, plus accrued interest to the date of redemption.

The Designated Securities may be redeemed in whole or in part, in integral multiples of $1,000 principal amount, at the option of the representative of any deceased owner, subject to the limitations described in the Prospectus Supplement and Supplemental Indenture No. 6, at a redemption price equal to the 100% of the principal amount thereof, plus accrued interest to the date of redemption.

Sinking Fund Provisions:

   No sinking fund provisions

Defeasance Provisions:

The provisions of Section 4.4 of the Indenture shall apply to the notes. The provisions of Section 4.5 of the Indenture shall apply to the notes with respect of the covenants specified in said Section 4.5 and the covenants set forth in
Section 2.5 of Supplemental Indenture No. 6.

Time of Delivery:

9:00 am, central standard time, March 23, 2000

Closing Location:

the offices of:
         Bryan Cave LLP
         One Metropolitan Square
         211 North Broadway, Suite 3600
         St. Louis, MO  63122
Names and Addresses of Representatives:

          Edward D. Jones & Co., L.P.
          12555 Manchester Road
          St., Louis, MO  63131




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